Exhibit 10.2

PARENT GUARANTEE

Groupe Novasep SAS hereby absolutely and irrevocably guarantees to Inspire the prompt and full performance, as and when the same become due or performable, of all obligations, duties and liabilities of Finorga S.A.S. under the terms of the API Commercial Supply Agreement (Denufosol) between Inspire Pharmaceuticals, Inc. and Finorga S.A.S. dated as of December 14, 2010.

GROUPE NOVASEP SAS

By:	/s/ Jean-Yves Bauchot

Name:	Mr. Jean-Yves Bauchot
Title:	Chief Financial Officer

By:	/s/ Frédéric Beaupré

Name:	Mr. Frédéric Beaupré
Title:	Chief Legal Officer

Accepted by:

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Adrian Adams

Name:	Adrian Adams
Title:	President and Chief Executive Officer